UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 6, 2005
                                                --------------------------------


                              HIBERNIA CORPORATION
             (Exact name of registrant as specified in its charter)

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

             Louisiana                        1-10294                         72-0724532

  (State or other jurisdiction of     (Commission File Number)    (IRS Employer Identification No.)
           incorporation)


     313 Carondelet Street, New Orleans, Louisiana                                70130
                (Address of principal executive offices)                        (Zip Code)

                  Registrant's telephone number, including area code: (504) 533-3333.

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 6, 2005, Hibernia Corporation, a Louisiana corporation ("Hibernia"), and Capital One Financial Corporation, a Delaware corporation ("Capital One"), announced they had signed an Agreement and Plan of Merger, dated as of March 6, 2005 (the "Merger Agreement"), pursuant to which Hibernia would merge (the "Merger") with and into Capital One, with Capital One continuing as the surviving corporation.

         Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of both companies (by the unanimous vote of all directors present), each holder of Hibernia common stock will have the right, subject to proration, to elect to receive, for each such share of Hibernia common stock, cash or Capital One common stock, in either case having a value equal to $15.35 plus 0.2261 of a share of Capital One common stock valued based on a five trading-day pricing period immediately preceding the completion of the Merger. Based on Capital One's closing NYSE stock price of $78.08 on Friday, March 4, 2005, the transaction is valued at $33.00 per Hibernia share, for a total transaction value of approximately $5.3 billion. Hibernia stock options, restricted share units and phantom shares will be converted upon the completion of the Merger into options, restricted share units and phantom shares on shares of Capital One common stock, if not exercised before that time. Each outstanding Hibernia restricted share will be converted upon the completion of the Merger into the right to receive the per share merger consideration (with the same terms as the Hibernia restricted shares, including transfer restrictions) elected by the holder of the Hibernia restricted share, subject to proration.

         The Merger Agreement contains customary representations, warranties and covenants of Capital One and Hibernia, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. In addition, Hibernia has agreed, subject to certain exceptions, to cause a stockholder meeting to be held by Hibernia to consider approval of the Merger and the other transactions contemplated by the Merger Agreement and that the Hibernia Board of Directors will recommend approval and adoption by its stockholders of the Merger Agreement. Hibernia also has agreed not to (i) solicit proposals relating to alternative business combination transactions or
(ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

         Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of Hibernia common stock, (ii) receipt of regulatory approvals, and (iii) absence of any law or order prohibiting the closing. In addition, each party's obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) material compliance of the other party with its covenants and (iii) the delivery of customary opinions from counsel to Capital One and counsel to Hibernia that the merger will qualify as a tax-free reorganization for federal income tax purposes.

         Under the Merger Agreement, upon completion of the Merger Hibernia's Chairman, E.R. Campbell, will join Capital One's Board of Directors.

         The Merger Agreement contains certain termination rights for both Capital One and Hibernia and further provides that, upon termination of the Merger Agreement under specified circumstances, Hibernia may be required to pay Capital One a termination fee of $220,000,000.

         The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

         The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Hibernia and Capital One. The Merger Agreement contains representations and warranties each of Hibernia and Capital One made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the

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Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Additional Information About this Transaction
---------------------------------------------

         In connection with the proposed merger, Capital One will file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 that will include a proxy statement of Hibernia that also constitutes a prospectus of Capital One. Hibernia will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Capital One and Hibernia with the SEC at the SEC's website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Capital One's website at www.capitalone.com under the tab "Investors" and then under the heading "SEC & Regulatory Filings" or by accessing Hibernia's website at www.hibernia.com under the tab "About Hibernia" and then under the heading "Investor Relations--SEC Filings".

         Capital One, Hibernia and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Hibernia stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Hibernia stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Capital One's executive officers and directors in its definitive proxy statement filed with the SEC on March 17, 2004. You can find information about Hibernia's executive officers and directors in its definitive proxy statement filed with the SEC on March 18, 2004. You can obtain free copies of these documents from Capital One and Hibernia using the contact information above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         The following exhibits are filed herewith:

EXHIBIT NO.         DESCRIPTION OF EXHIBIT

2.1 Agreement and Plan of Merger, dated as of March 6, 2005, between Capital One Financial Corporation and Hibernia Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Commission by Capital One Financial Corporation (File No. 1-13300) on March 9, 2005).



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HIBERNIA CORPORATION


Date   March 9, 2005
      -----------------------------

                                           By:  /s/ Cathy E. Chessin
                                              ----------------------------------
                                           Cathy E. Chessin
                                           Executive Vice President, Secretary
                                           and Corporate Counsel



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                                  EXHIBIT INDEX



EXHIBIT NO.         DESCRIPTION OF EXHIBIT

2.1 Agreement and Plan of Merger, dated as of March 6, 2005, between Capital One Financial Corporation and Hibernia Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Commission by Capital One Financial Corporation (File No. 1-13300) on March 9, 2005).






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